The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed pursuant to Rule 424(b)(5)
Registration No. 333-288361

Subject to Completion, Dated July 28, 2025

PROSPECTUS SUPPLEMENT

(To the Prospectus dated July 3, 2025)

Bakkt Holdings, Inc.

Common Stock

Pre-Funded Warrants to Purchase Shares of Common Stock

We are offering     shares of our Class A common stock, par value $0.0001 per share (the “Common Stock”) and, in lieu of Common Stock to certain investors that so choose, pre-funded warrants to purchase     shares of Common Stock (“Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrants equals the price per share at which Common Stock is being sold to the public in this offering, minus $0.0001, and the exercise price of each Pre-Funded Warrants equals $0.0001 per share. We refer to the sale of the Common Stock and the Pre-Funded Warrants as the “Offering.”

Our Common Stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “BKKT.” On July 25, 2025, the last reported sales price of our Common Stock on the NYSE was $18.06 per share. There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in this prospectus supplement on page S-8 and in our accompanying prospectus beginning on page 6 and in the documents that are incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discounts and commissions(1)	$	$	$
Proceeds, before expenses, to us	$	$	$

(1)	We refer you to “Underwriting” beginning on page S-16 of this prospectus supplement for additional information regarding total underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional     shares of our Common Stock and up to an additional     Pre-Funded Warrants. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $    million, and the total proceeds to us, before expenses, will be $    million. See “Underwriting” for more information.

Delivery of the shares of the Common Stock and Pre-Funded Warrants will be made on or about July  , 2025.

Joint Book-Running Managers

Clear Street	Cohen & Co.

The date of this prospectus supplement is July  , 2025.

Page

PROSPECTUS SUPPLEMENT

Page

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of the Offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part consists of a prospectus dated July 3, 2025, included in the registration statement on Form S-3 (No. 333-288361). Since the accompanying prospectus provides general information about us, some of the information may not apply to this Offering. This prospectus supplement describes the specific details regarding this Offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document. Additional information is incorporated by reference in this prospectus supplement. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference before you make any investment decision.

Neither we nor the underwriters are making an offer to sell the securities in jurisdictions where the offer or sale is not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of our securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute an offer of, or an invitation to purchase, any shares of Common Stock or any Pre-Funded Warrants in any jurisdiction in which such offer or invitation would be unlawful.

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement. We are not offering to sell or seeking offers to buy shares of Common Stock or Pre-Funded Warrants in jurisdictions where offers and sales are not permitted. The information contained in this prospectus supplement and the accompanying prospectus supplement is accurate only as of their respective dates, regardless of the time of delivery of this prospectus supplement or of any sale of our Common Stock or Pre-Funded Warrants.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our” and “Bakkt” refer to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and the accompanying prospectus, including documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus may include, for example, statements about:

•	the Offering;

•	our future financial performance;

•	changes in the market for our products and services;

•	the expected impacts from the adoption of our investment policy (“Investment Policy”);

•	the Options (as defined below);

•	the anticipated termination of the ICE Revolving Credit Facility (as defined below); and

•	the sale of our loyalty business.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	changes resulting from our finalization of our financial statements for and as of the quarter ended June 30, 2025;

•

information or new changes in facts or circumstances that may occur prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 that are required to be included in such quarterly report;

•	our failure to implement our business plans or strategies;

•	our ability to continue as a going concern;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be unable to obtain the applicable regulatory approvals to execute on the cooperation agreement with Distributed Technologies Research Global Ltd. (“DTR”);

S-iii

•

finalizing the proposed commercial agreement with DTR, including whether such agreement will be executed on terms favorable to us or if at all, or be completed on the expected timeline, and whether we will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for crypto currencies and digital stablecoin payments;

•	changes in our business strategy, including our adoption of the Investment Policy;

•	the price of digital assets, including Bitcoin;

•

risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual-form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our Investment Policy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on our digital asset holdings subjecting us to the corporate alternative minimum tax;

•

legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our Investment Policy;

•

the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

•

the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual-form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to digital assets;

•	the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions;

•

if we elect to hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are compromised, including as a result of a cyber-attack;

S-iv

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our Investment Policy;

•

our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs and continued access to the line of credit provided by Intercontinental Exchange Holdings, Inc.;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•

volatility and disruptions in the crypto, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding crypto currencies, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute our growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with our expected commercial counterparties;

•	our ability to successfully complete a strategic transaction of the Loyalty business;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	the uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	our ability to maintain the listing of our securities on the NYSE; and

•

other risks and uncertainties indicated in this prospectus supplement and the accompanying prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein.

S-v

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K.

Company Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

Our crypto trading platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience. We enable clients in various industries to provide their customers with the ability to transact in crypto directly in their trusted environments.

Loyalty

We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences. In March 2025, we announced our investigation of strategic alternatives for our loyalty business as we work to realign our business with a crypto focus. As discussed further below under “– Recent Developments – Sale of Loyalty Business”, on July 23, 2025 we agreed to sell our loyalty business to Project Labrador Holdco, LLC, a wholly owned subsidiary of Roman DBDR Technology Advisors, Inc.

Cooperation Agreement

In March 2025, we entered into a Cooperation Agreement with DTR and Akshay Naheta, the sole stockholder of DTR (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, DTR will provide us with certain exclusive payment processing technology, APIs and infrastructure to be integrated into our platform for the enablement of global payments processing services in the jurisdictions where we operate.

Updated Investment Policy

In June 2025 we updated our Investment Policy to enable us to allocate capital into Bitcoin and other digital assets as part of our broader treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin or other digital assets using excess cash, proceeds from future equity or debt financings, or other capital sources, subject to the limitation set forth in our Investment Policy. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin or other digital assets or otherwise in accordance with our Investment Policy. To date, we have not purchased any Bitcoin or other digital assets pursuant to our updated Investment Policy.

There are risks associated with our Investment Policy, which may cause our business, financial condition, results of operations and future prospects to be materially adversely affected. For further details regarding the risks of implementing our strategy, refer to “Risk Factors Related to the Update of our Investment Policy,” which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2025 which is incorporated by reference herein.

Recent Developments

Preliminary Financial Results for Quarter Ended June 30, 2025

•	Total revenues for the second quarter of 2025 are estimated to be in a range of $577 million to $579 million.

•	Gross crypto revenues for the second quarter of 2025 are estimated to be in a range of $568 million to $569 million.

•	Net loyalty revenues for the second quarter of 2025 are estimated to be in a range of $9 million to $10 million.

•	Total crypto costs and execution, clearing and brokerage fees for the second quarter of 2025 are estimated to be in a range of $565 million to $566 million.

•	Available cash and cash equivalents and restricted cash[1] at June 30, 2025 are estimated to be in a range of $60 million to $62 million.

•	The Company has access to $40 million of liquidity from the Revolving Credit Agreement, all of which is undrawn.

•	Net cash used in operating activities (excluding customer funds payable) for the second quarter of 2025 is estimated to be in a range of $13 million to $15 million.

The preliminary financial information set forth above has not been reviewed or audited by Bakkt’s independent registered accounting firm and is subject to revision and is anticipated to be finalized in connection with the completion of the Bakkt’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025. Bakkt’s preliminary estimates above are not a comprehensive statement of Bakkt’s financial results and are not necessarily indicative of the results to be expected as of or for the quarter ended June 30, 2025, or any future period. Accordingly, you should not place undue reliance on these preliminary estimates. Bakkt expects to report its second quarter 2025 results during a conference call in August, at which point it will discuss its second quarter 2025 financial results in more detail.

During the course of Bakkt’s quarter-end closing procedures and review process, including the finalization of its financial statements for and as of the quarter ended June 30, 2025, Bakkt may identify items that would

[1]	Restricted cash is held to satisfy certain minimum capital requirements pursuant to regulatory requirements, or as collateral for insurance contracts and our purchasing card facility.

require it to make adjustments, which may be material to the information presented above. As a result, the estimates above constitute forward-looking information and are subject to risks and uncertainties, including possible adjustments to preliminary results. See “Cautionary Note Regarding Forward-Looking Statements” for further details.

One-Time Option Awards

In connection with the Offering, the Company’s Board of Directors and its Compensation Committee (the “Compensation Committee”) approved a one-time award of stock options to purchase up to       worth of Common Stock (the “Options”), in the aggregate, to 11 employees. No consideration was received by the Company for the granting of the Options. Due to the limited share reserve under the Bakkt Holdings, Inc. 2021 Omnibus Employee Incentive Plan (the “Omnibus Incentive Plan”), the Options were approved by the Board of Directors outside the Omnibus Incentive Plan and are subject to stockholder approval. Notwithstanding the foregoing, the Options will be governed in all respects as if issued under the Omnibus Incentive Plan, except with respect to the Omnibus Incentive Plan’s minimum vesting requirements. Accordingly, the Compensation Committee will administer the Options and have the authority in its sole discretion to, among other actions: construe, interpret and implement the Options; amend the Options in any respect without stockholder approval; and determine the treatment of the Options in the event of a change in control of the Company.

Consistent with the purpose of the Omnibus Incentive Plan and subject to stockholder approval, the Options are structured as a commitment by the grantee to exercise a predetermined number of Options every quarter for eight quarters (such committed number of Options, the “Mandatory Exercise Options”) at an exercise price per share set forth in the applicable award agreement, which exercise price will be equal to the value of a share of Common Stock as negotiated in the Offering, which reflects a third-party negotiated fair market value, or to the extent required to comply with Section 409A of the Internal Revenue Code, the fair market value of a share of Common Stock on the date of grant. For each quarter in which the grantee exercises the Mandatory Exercise Options, the grantee will be entitled to exercise an additional number of Options (the “Optional Exercise Options”) which Optional Exercise Options will become exercisable for a period of up to two years. The grantee must personally fund the exercise price in order to exercise the Mandatory Exercise Options, as net settlement of the Mandatory Exercise Options will not be permitted. The grantee may either personally fund the exercise price in order to exercise the Optional Exercise Options or may elect to net settle the Optional Exercise Options.

Subject to stockholder approval, the award pool for Options will be a minimum of       and a maximum of       (the “Total Pool”). The Total Pool will be divided into two sub-pools from which the grantees will receive options to purchase Common Stock in the following amounts:

1.

Pool One: 88% of the Total Pool will be allocated to Pool One. For each grantee in Pool One, 1/8 of their Options will become exercisable each quarter (the “Quarterly Tranche”), with 20% of each Quarterly Tranche being Mandatory Exercise Options, and the remainder of the Quarterly Tranche being Optional Exercise Options.

2.

Pool Two: 12% of the Total Pool will be allocated to Pool Two. For each grantee in Pool Two, 1/8 of their Options will become exercisable each quarter, with 10% of each Quarterly Tranche being Mandatory Exercise Options, and the remainder of the Quarterly Tranche being Optional Exercise Options.

Each quarter, a Quarterly Tranche will become exercisable as follows:

•	The Mandatory Exercise portion of the tranche will be exercisable over a two-day period in the applicable quarter (the “Mandatory Exercise Period”).

•	If the grantee exercises the Mandatory Exercise portion of the tranche during the Mandatory Exercise Period, then the remaining portion of the Quarterly Tranche will become exercisable for a period of two years thereafter. The grantee may choose when within that two year period to exercise the Optional Exercise Options.

•

If the grantee does not exercise the Mandatory Exercise portion of any Quarterly Tranche during the Mandatory Exercise Period, then all remaining Options (for that quarter and all future quarters) will be forfeited.

Subject to stockholder approval, any portion of the Options, including both the Mandatory Exercise portion and/or the Optional Exercise portion of any Quarterly Tranche, may be exercised on an accelerated basis prior to the applicable quarter in which the Quarterly Tranche would otherwise become exercisable (but not before the first Mandatory Exercise Period); provided, that any shares of Common Stock acquired on exercise of Optional Exercise Options will be subject to a trading lock up and will not be freely tradable, sellable or transferrable until the date on which the Optional Exercise Options would otherwise have become exercisable pursuant to the Quarterly Tranche schedule described above.

Sale of Loyalty Business

On July 23, 2025, Bakkt Opco Holdings, LLC (“Opco”), a wholly owned subsidiary of the Company, entered into an Equity Purchase Agreement (the “Purchase Agreement”) by and among Opco, Project Labrador Holdco, LLC, a wholly owned subsidiary of Roman DBDR Technology Advisors, Inc. (the “Purchaser”), and Bridge2 Solutions, LLC, Aspire Loyalty Travel Solutions, LLC, Bridge2 Solutions Canada, Ltd., each a wholly owned subsidiary of Opco, and B2S Resale, LLC, an indirect wholly owned subsidiary of Opco (collectively, the “Acquired Companies”). Pursuant to the terms and subject to the conditions set forth in the Purchase Agreement, Opco has agreed to sell to the Purchaser all of the issued and outstanding equity interests of the Acquired Companies, which constitute the entities that conduct the loyalty and travel redemption business of the Company (the “Loyalty Business Sale”).

The consideration to be paid to Opco in connection with the Loyalty Business Sale is $1.00, subject to certain adjustments following the Closing of the Loyalty Business Sale (the “Loyalty Business Sale Closing”). At the Loyalty Business Sale Closing, Opco shall deliver the equity of the Acquired Entities, together with an amount of cash equal to $11 million plus (i) the amount of the most negative working capital of the business that existed in the twelve months prior to the closing date and (ii) the amount of estimated indebtedness, subject to post-closing adjustments. Opco shall also place the Escrow Amount (defined below) into an escrow account, to hold funds for the indemnity obligations of Opco and the working capital adjustment and indebtedness adjustment, in each case as set forth in the Purchase Agreement and an accompanying escrow agreement. At the Loyalty Business Sale Closing, pursuant to an escrow agreement, Opco will deposit with the escrow agent (i) $1,000,000 into an indemnity escrow account (the “Indemnity Escrow Amount”), and (ii) $1,500,000 into a working capital adjustment escrow account (the “Adjustment Escrow Amount” and together with the Indemnity Escrow Amount, the “Escrow Amount”), in each case to be disbursed by the escrow agent in accordance with the terms of the Purchase Agreement and the escrow agreement. Subject to certain exceptions, on the applicable Escrow Termination Date (as defined in the Purchase Agreement), the escrow agent shall disburse the remaining Escrow Amount, if any. After the twelve-month anniversary of the closing date, the parties will determine whether the value of working capital delivered to the Purchaser at the Loyalty Business Sale Closing was greater than the greatest absolute value of working capital that existed in the twelve months following the closing date. If the value of working capital delivered to the Purchaser at the Loyalty Business Sale Closing was greater that such greatest absolute value, the Purchaser shall pay to Opco the difference between the value of working capital delivered to the Purchaser at the Loyalty Business Sale Closing and such greatest absolute value.

Furthermore, in connection with the Loyalty Business Sale, the Company plans to enter into ancillary agreements including (i) a note issued by the Purchaser to Opco pursuant to which Opco will loan to the

Purchaser an amount equal to the restricted cash held by the Acquired Entities for the lesser of 18 months or the time the agreement is terminated pursuant to which such cash is restricted, (ii) the escrow agreement described above, and (iii) a transition services agreement pursuant to which Opco and the Purchaser or their respective affiliates will provide certain transition services to one another (the “Ancillary Agreements”). Consummation of the Loyalty Business Sale is subject to the satisfaction or waiver of certain conditions, including, but not limited to, the execution of certain of the Ancillary Agreements, the completion by the Purchaser of certain operational integrations, and the assignment of certain contracts to the Purchaser.

The Loyalty Business Sale achieves a key component of the Company’s strategic transformation into a pure-play crypto infrastructure company, and is expected to close in the third quarter 2025. The Company will report the Loyalty business as a discontinued operation beginning in the quarter ending September 30, 2025, allowing management to focus resources on the Company’s core crypto offerings and stablecoin payments infrastructure.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Offering

Issuer	Bakkt Holdings, Inc.

Common Stock offered by us	shares of Common Stock

Pre-Funded Warrants offered by us	We are also offering, in lieu of common stock to certain investors, Pre-Funded Warrants to purchase shares of our Common Stock. The purchase price of each Pre-Funded Warrant equals the price per share at which the Common Stock is being sold to the public in this Offering, minus $0.0001, and the exercise price of each Pre-Funded Warrant will be $0.0001 per share. Each Pre-Funded Warrant will be exercisable at any time after its original issuance and on or prior to 5:00 p.m. (New York City time), subject to an ownership limitation. See “Description of Pre-Funded Warrants.” This prospectus supplement also relates to the registration of the Common Stock issuable upon exercise of such pre-funded warrants.

Option to purchase additional shares of Common Stock and additional Pre-Funded Warrants	We have granted the underwriters an option to purchase up to an additional shares of our Common Stock and an additional Pre-Funded Warrants at the offering price from us within 30 days of the date of this prospectus supplement.

Common Stock Outstanding prior to Offering	7,344,221 shares of Common Stock.

Common Stock Outstanding after this Offering	shares of Common Stock (or shares if the underwriters exercise their option to purchase additional shares of our Common Stock in full). No effect is given to the exercise of the Pre-Funded Warrants.

Use of proceeds	We expect the net proceeds from this Offering will be approximately $ million (or approximately $ million if the underwriters exercise their option to purchase additional shares of our Common Stock and additional Pre-Funded Warrants in full) after deducting the underwriting discounts and commissions, as described in “Underwriting,” and estimated Offering expenses payable by us. We intend to use the net proceeds from this Offering to purchase Bitcoin and other digital assets in accordance with our Investment Policy, for working capital and for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement.

NYSE trading symbol	Our Common Stock is listed on the NYSE under the symbol “BKKT”. We do not intend to apply for listing of the Pre-Funded Warrants on the NYSE or any securities exchange or nationally recognized trading system.

The number of shares of our Common Stock to be outstanding immediately after the closing of this Offering is based on 7,344,221 shares of Common Stock outstanding as of July 25, 2025 and excludes, as of that date:

•	7,177,076 shares of Common Stock reserved for the exchange of paired interests represented by our Class V common stock, par value $0.0001 per share (“Class V Common Stock”);

•	285,615 shares of Common Stock reserved for the exercise of publicly traded warrants currently listed on the NYSE;

•	3,091,730 shares of Common Stock reserved for outstanding equity awards and the remaining pool of incentive equity available under our Omnibus Incentive Plan;

•	1,153,200 shares of Common Stock reserved for the exercise of Class 1 Warrants;

•	864,650 shares of Common Stock reserved for the exercise of Class 2 Warrants;

•

1,619,143 shares of Common Stock reserved for the exercise of the inducement grant provided to Akshay Naheta in connection with his appointment as the Company’s Co-Chief Executive Officer; provided, however, the reservation of these shares of Common Stock is subject to stockholder approval;

•

10,017,153 shares of Common Stock reserved for the issuance to YA II PN, LTD., a Cayman Islands exempt limited company (“YA”), upon conversion of the Company’s $25 million convertible debenture, dated June 18, 2025 (“Convertible Debenture”), sold to YA in a private placement (the “Private Placement”); and

•	shares of Common Stock to be reserved for issuance in connection with the exercise of the Options.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before purchasing the Common Stock or Pre-Funded Warrants offered by this prospectus supplement you should consider carefully the risk factors described in this prospectus supplement, the accompanying prospectus, as well as the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition, you should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to this Offering

If you purchase shares of Common Stock in this Offering, you will suffer immediate dilution of your investment.

The public offering price of our Common Stock is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of our Common Stock in this Offering, you will pay a price per share that substantially exceeds our net tangible book value per share after giving effect to this Offering. If you purchase Common Stock in this offering, you will incur an immediate and substantial dilution in net tangible book value of $     per share, after giving effect to the sale by us of      shares in this Offering at the public offering price of $     per share. Furthermore, if the Pre-Funded Warrants offered hereby are exercised, you will experience further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.” In addition, in the past, we have issued options to acquire Common Stock at prices significantly below the offering price. To the extent these outstanding options are ultimately exercised, you will incur additional dilution.

Our management will have broad discretion over the use of the net proceeds from this Offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We currently intend to use the net proceeds from this offering to purchase Bitcoin and other digital assets in accordance with our Investment Policy, for working capital and for general corporate purposes. Our management will have broad discretion in the application of the net proceeds from this Offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our securities. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our Common Stock to decline.

Future issuances and sales into the market of our Common Stock or other equity securities may reduce the market price of our securities.

Additional shares of our Common Stock or other equity securities may be issued and sold into the market in the future in connection with, among other things, the exercise of Options, the conversion of the Convertible Debenture into shares of Common Stock by YA, the exercise of the Pre-Funded Warrants, future acquisitions, repayment of outstanding indebtedness or grants under the Omnibus Incentive Plan, without stockholder approval in a number of circumstances. The issuance and sale into the market of additional shares of Common Stock or other equity securities could have, among other things, one or more of the following effects: our existing stockholders’ proportionate ownership interest will decrease; the amount of cash available per share, including for payment of dividends in the future, may decrease; the relative voting strength of each previously outstanding share of our Common Stock may be diminished; and the market price of our Common Stock may decline. Moreover, if such sales of equity securities occur at a deemed issuance price that is lower than the current conversion price of the Convertible Debenture, the fixed price component of the conversion price for the Convertible Debenture would adjust downward to the deemed issuance price pursuant to price adjustment protection contained within the Convertible Debenture.

We may need additional capital, and any additional capital we seek may not be available in the amount or at the time we need it, or on terms that would be acceptable to us.

We may need to raise funds in the future to execute our business plan. We may seek to raise additional capital to fund or expand our business, pursue strategic investments, and take advantage of financing or other opportunities that we believe to be in our best interests and the interests of our stockholders. Additional capital may be raised through the sale of common or preferred equity or convertible debt securities, entry into debt facilities or other third-party funding arrangements. The sale of equity and convertible debt securities may result in dilution to our stockholders and those securities may have rights senior to those of our Common Stock. Agreements entered into in connection with such capital raising activities could contain covenants that would restrict our operations or require us to relinquish certain rights. Additional capital may not be available on reasonable terms, or at all. If we cannot timely raise any needed funds, we may be forced to reduce our operating expenses, which could adversely affect our ability to implement our long-term strategic roadmap and grow our business.

The market price of our securities may be volatile.

The trading market for our securities has in the past been and could in the future be impacted by market volatility. During the 12 months ended July 25, 2025, the market price of our Common Stock has ranged from a high of $37.21 per share to a low of $6.81 per share. This market volatility could reduce the market price of our securities without regard to our operating performance. In addition, the trading price of our Common Stock could change significantly in response to actual or anticipated variations in our quarterly operating results, announcements by us or our competitors, factors affecting the crypto industry generally, changes in national or regional economic conditions, changes in securities analysts’ estimates for us or our competitors’ or industry’s future performance or general market conditions, making it more difficult for our securities to be sold at a favorable price or at all. The market price of our Common Stock could also be reduced by general market price declines or market volatility in the future or future declines or volatility in the prices of stocks for companies in our industry.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will be your sole source of gain.

We have never declared or paid cash dividends on our capital stock. We anticipate that we will retain our earnings, if any, for future growth and therefore do not anticipate paying cash dividends in the future. As a result, only appreciation of the price of our Common Stock will provide a return to stockholders.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including the NYSE. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

We will not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant is exercisable for $0.0001 per share underlying such Pre-Funded Warrant which may be paid by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive a significant amount or any additional funds upon the exercise of the Pre-Funded Warrants.

Holders of Pre-Funded Warrants purchased in this offering will have no rights as stockholders until such holders exercise their Pre-Funded Warrants and acquire our Common Stock.

Until holders of Pre-Funded Warrant acquire our Common Stock upon exercise of the Pre-Funded Warrants, holders of Pre-Funded Warrants will have no rights with respect to the Common Stock underlying such Pre-Funded Warrants. Upon exercise of the Pre-Funded Warrants, the holders will be entitled to exercise the rights of a stockholder only as to matters for which the record date occurs after the exercise date.

Significant holders or beneficial holders of our Common Stock may not be permitted to exercise Pre-Funded Warrants that they hold.

A holder of a Pre-Funded Warrant will not be entitled to exercise any portion of any Pre-Funded Warrant which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of our shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of our securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the holder’s option upon issuance, 9.99%) of the combined voting power of all of our securities then outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants, which percentage may be increased or decreased upon 61 days’ prior notice. As a result, you may not be able to exercise your Pre-Funded Warrants for our Common Stock at a time when it would be financially beneficial for you to do so. In such circumstance you could seek to sell your Pre-Funded Warrants to realize value, but you may be unable to do so in the absence of an established trading market for the Pre-Funded Warrants.

USE OF PROCEEDS

We expect the net proceeds from this Offering to be approximately $    million (or approximately $    million if the underwriters exercise their option to purchase additional shares of our Common Stock and additional Pre-Funded Warrants in full), after deducting underwriting discounts and commissions, as described in “Underwriting,” and estimated Offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the Pre-Funded Warrants.

We intend to use the net proceeds from this Offering to purchase Bitcoin and other digital assets in accordance with our Investment Policy, for working capital and for general corporate purposes.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds from this Offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this Offering as described above, we intend to invest the net proceeds in short-term, investment-grade securities.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2025:

•	on an actual basis;

•

on a pro forma basis to give effect to (i) the issuance of 1,928,937 shares of Common Stock granted to our employees and members of our Board of Directors under our Omnibus Incentive Plan issued after March 31, 2025, (ii) the conversion of 698 shares of Class V Common Stock into Common Stock, (iii) our receipt of proceeds of $23,750,000 from the sale of the Convertible Debenture to YA, (iv) the conversion of $4,000,000 of the Convertible Debenture into 321,970 shares of Common Stock, (v) the repayment of $5,000,000 outstanding under our revolving credit facility and (vi) our issuance and sale of    shares of Common Stock and Pre-Funded Warrants to purchase  shares of Common Stock, after deducting estimated underwriting fees and commissions and estimated Offering expenses payable by us and application of the net proceeds of $    .

You should read this table in conjunction with the information contained in this prospectus supplement and the accompanying prospectus and the information incorporated by reference from our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, including the historical financial statements and related notes included in the report.

	As of March 31, 2025
	Actual	As Adjusted
	(in thousands of U.S. dollars, except share data)
Cash and cash equivalents	23,010
Restricted cash(1)	19,754

Debt:
Amounts drawn under revolving credit facility	5,000

Total debt	5,000
Equity:
Class A Common Stock ($0.0001 par value, 30,000,000 shares authorized, 6,656,355 shares issued and outstanding as of March 31, 2025 and shares pro forma as of the date of this prospectus supplement	1
Class V Common Stock ($0.0001 par value, 10,000,000 shares authorized, 7,177,774 shares issued and outstanding as of March 31, 2025 and 7,177,076 shares pro forma as of the date of this prospectus supplement	1
Additional paid-in capital	835,134
Accumulated other comprehensive loss	(827)
Accumulated deficit	(790,250)

Total stockholders’ equity	44,059
Non-controlling interest	37,500

Total equity	81,559

Total capitalization	119,323

(1)	Restricted cash is held to satisfy certain minimum capital requirements pursuant to regulatory requirements, or as collateral for insurance contracts and our purchasing card facility.

The number of shares of our Common Stock in the table above excludes, as of March 31, 2025:

•	7,177,774 shares of Common Stock reserved for the exchange of paired interests represented by our Class V Common Stock;

•	285,619 shares of Common Stock reserved for the exercise of publicly traded warrants currently listed on the NYSE;

•	2,454,434 shares of Common Stock reserved for outstanding equity awards and the remaining pool of incentive equity available under our Omnibus Incentive Plan;

•	1,153,200 shares of Common Stock reserved for the exercise of Class 1 Warrants; and

•	864,650 shares of Common Stock reserved for the exercise of Class 2 Warrants.

DESCRIPTION OF THE COMMON STOCK

The material terms and provisions of our Common Stock are described under the caption “Description of Capital Stock” in the accompanying prospectus and are incorporated herein by reference.

DESCRIPTION OF PRE-FUNDED WARRANTS

The following is a brief summary of certain terms and conditions of the Pre-Funded Warrants being offered in this Offering. The following description is subject in all respects to the provisions contained in the Pre-Funded Warrants.

Form

The Pre-Funded Warrants will be issued as individual warrant agreements to the purchasers. The form of Pre-Funded Warrant will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC.

Term

The Pre-Funded Warrants will not expire until they are fully exercised.

Exercisability

The Pre-Funded Warrants are exercisable at any time after their original issuance. The Pre-Funded Warrants will be exercisable, at the option of the holder, in whole or in part by delivering to us a duly executed exercise notice and by payment in full of the exercise price in immediately available funds for the number of shares of Common Stock purchased upon such exercise. As an alternative to payment in immediately available funds, the holder may, in its sole discretion, elect to exercise the Pre-Funded Warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of our Common Stock determined according to the formula set forth in the Pre-Funded Warrants. No fractional shares of our Common Stock will be issued in connection with the exercise of a Pre-Funded Warrant. In lieu of fractional shares, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price (as defined in the Pre-Funded Warrant) or round up to the next whole share.

Exercise Limitations

We may not effect the exercise of any Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant to the extent that after giving effect to such exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates) would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of our Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such Pre-Funded Warrant). A holder, upon notice to the Company, may increase or decrease the beneficial ownership limitation under the pre-funded warrant, provided that it in no event exceeds 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Pre-Funded Warrant. Any such increase in the percentage will not be effective until the 61st day after such notice is delivered to the Company.

Exercise Price

The exercise price of our shares of Common Stock purchasable upon the exercise of the Pre-Funded Warrants is $0.0001 per share. The exercise price of the Pre-Funded Warrants and the number of shares of Common Stock issuable upon exercise of the Pre-Funded Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock.

Adjustments

In addition to the adjustments described under “Exercise Price” above, if we grant, issue or sell any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to all record holders of any class of shares of our Common Stock or declare or make any dividend or other distribution of our assets (or rights to acquire our assets) to holders of shares of Common Stock, by way of return of capital or otherwise, then, in each case, each Pre-Funded Warrant holder will be entitled to acquire such rights or participate in such distribution, on the same terms as the holder could have acquired or participated if the holder held the number of shares of Common Stock acquirable upon complete exercise of the Pre-Funded Warrant without regard to any exercise limitations, subject to certain exceptions to the extent participation would result in the holder exceeding its beneficial ownership limitation under the Pre-Funded Warrant.

Transferability

Subject to applicable laws, the Pre-Funded Warrants may be offered for transferred or assigned without our consent, in accordance with the terms of the Pre-Funded Warrants.

Exchange Listing

We do not intend to list the pre-funded warrants on the NYSE, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions

Upon the consummation of a fundamental transaction (as described in the Pre-Funded Warrants, and generally including any reclassification or compulsory share exchange of our Common Stock, the sale of all or substantially all of our properties or assets, our consolidation or merger with or into another person, or that results in the acquisition of more than 50% of our outstanding Common Stock, or a business combination, including a reorganization or recapitalization, whereby the counterparty acquires more than 50% of the voting power of our securities), a holder of the Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the Pre-Funded Warrants.

No Rights as a Stockholder

Except by virtue of such holder’s ownership of shares of our Common Stock, the holder of a Pre-Funded Warrant does not have the rights or privileges of a holder of shares of our Common Stock, including any voting rights, until such holder exercises the Pre-Funded Warrant.

DILUTION

If you purchase shares in this Offering, your interest will be diluted to the extent of the difference between the Offering price per share and the net tangible book value per share of our Common Stock after this Offering. Our net tangible book value as of March 31, 2025 was approximately $10.7 million, or $0.77 per share of the aggregate of our outstanding Common Stock and our outstanding shares of Class V Common Stock. “Net tangible book value” is total assets minus the sum of liabilities, goodwill, intangible assets and operating leases. “Net tangible book value per share” is net tangible book value divided by the total number of shares of Common Stock and Class V Common Stock outstanding.

After giving effect to the sale by us of    shares of Common Stock and Pre-Funded Warrants to purchase    shares of Common Stock in this Offering at the public offering price of $    per share and $    per Pre-Funded Warrant, and after deducting underwriting discounts and commissions, and other estimated Offering expenses payable by us of approximately $    million, our net tangible book value as of March 31, 2025 would have been approximately $    million, or $    per share of Common Stock. This amount represents an immediate increase in net tangible book value of $    per share to existing stockholders and an immediate dilution of $    per share to purchasers in this Offering.

Offering price per share of Common Stock	$
Net tangible book value per share as of March 31, 2025		$0.77
Increase in net tangible book value per share attributable to this Offering
Net tangible book value per share as of March 31, 2025 as adjusted after this Offering
Dilution per share to new investors in this Offering	$

If the underwriters exercise in full their option to purchase an additional         shares of our Common Stock at the offering price of $      per share and an additional    Pre-Funded Warrants at the offering price of $   per Pre-Funded Warrant, the as adjusted net tangible book value per share after giving effect to this Offering, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, would be $      per share, representing an immediate increase to existing shareholders of $      per share, and immediate dilution in net tangible book value of $      per share to investors participating in this Offering.

The above discussion and tables are based on 6,656,355 shares of Common Stock outstanding as of March 31, 2025 and 7,177,774 shares of Class V Common Stock outstanding as of March 31, 2025, assumes no exercise of the Pre-Funded Warrants and excludes, as of that date:

•	7,177,774 shares of Common Stock reserved for the exchange of paired interests represented by our Class V Common Stock;

•	285,619 shares of Common Stock reserved for the exercise of publicly traded warrants currently listed on the NYSE;

•	2,454,434 shares of Common Stock reserved for outstanding equity awards and the remaining pool of incentive equity available under our Omnibus Incentive Plan;

•	1,153,200 shares of Common Stock reserved for the exercise of Class 1 Warrants; and

•	864,650 shares of Common Stock reserved for the exercise of Class 2 Warrants.

To the extent that any outstanding options or warrants are exercised, new options are issued under the Omnibus Incentive Plan, restricted stock awards vest, or we otherwise issue additional shares of Common Stock in the future, at a price less than the public Offering price, there will be further dilution to the investors.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the securities being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares and Pre-Funded Warrants indicated in the following table. Clear Street LLC and Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC (“Cohen & Co.”). are the representatives of the underwriters.

	Number of Shares	Number of Pre-Funded Warrants
Clear Street LLC
Cohen & Co

Total

The underwriters are committed to take and pay for all of the securities being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional    shares of Common Stock and an additional Pre-Funded Warrants from us. They may exercise that option for 30 days from the date of this prospectus supplement. If any shares or warrants are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share, per Pre-Funded Warrant and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of Common Stock and additional Pre-Funded Warrants.

	Per Share	Per Pre-funded Warrant	Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price	$	$	$	$
Underwriting discounts and commissions	$	$	$	$
Proceeds, before expenses, to us	$	$	$	$

Shares sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $     per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The underwriters have not been engaged to act as warrant agent for the Pre-Funded Warrants or to act as underwriter or agent or otherwise participate in the issuance of the shares of our Common Stock upon the exercise of the Pre-Funded Warrants.

We have also agreed to pay certain of the underwriters’ expenses relating to the Offering, including the fees of outside counsel to the Underwriters up to an aggregate of $75,000, the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Offering, and all other third-party costs and expenses incident to the Offering or the performance of the obligations of the Company under the Underwriting Agreement.

We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $       million.

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that securities may be offered to the public in that Relevant State at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C. in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the EU Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to any securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.

United Kingdom

No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:

A. to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

B. to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

C. in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FMSA”),

provided that no such offer of the securities shall require us or the underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the case of any shares being offered to a financial intermediary as that term is used in Article 1(4) of the UK Prospectus Regulation, each financial intermediary will also be deemed to have represented, warranted and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public, other than their offer or resale in the United Kingdom to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements. Notwithstanding the above, a person who is not a “qualified investor” and who has notified the underwriters of such fact in writing may, with the prior consent of the underwriters, be permitted to acquire shares in the offer.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the shares is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Hong Kong

The shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to

Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Dubai

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (the “DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Lock-up Agreements

Company

During the period commencing on and including the date hereof and ending on and including the (60th) day following the date of this Agreement (the “Company Lock-Up Period”) the Company will not, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly offer, sell (including, without limitation, any short sale), assign, transfer, pledge, contract to sell, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or announce the offering of, or submit or file any registration statement under the Securities Act in respect of, any shares of Class A Common Stock or Class V Common Stock, options, rights or warrants to acquire Class A Common Stock or Class V Common Stock or securities exchangeable or exercisable for or convertible into shares of Class A Common Stock or Class V Common Stock (collectively, “Covered Securities”) (other than is contemplated by this Agreement with respect to the Securities) or publicly announce any intention to do any of the foregoing; provided, however, that the Company may (a) issue Covered Securities pursuant to any director or employee stock option or incentive plan, stock ownership plan or dividend reinvestment plan of the Company in effect on the date hereof and described in the General Disclosure Package; (b) issue shares of Class A Common Stock or Class V Common Stock pursuant to the conversion, exercise or exchange of any other Covered Securities, which Covered Securities are outstanding on the date hereof and described in the General Disclosure Package (including any such securities issued pursuant to an Exempt Plan); (c) file a registration statement on Form S-8 or any successor form thereto; (d) issue Covered Securities, or enter into an agreement to issue Covered Securities, in connection with any merger, joint venture, strategic alliance, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity; provided, however, that the Covered Securities (or the aggregate number of Class A Common Stock or Class V Common Stock issuable pursuant to such Covered Securities) that the Company may issue or agree to issue pursuant to this clause (d) shall not exceed 5% of the total outstanding share capital and voting power of the Company immediately following the issuance of such Covered Securities (or full exercise or conversion thereof, as applicable); and provided further that the recipients thereof execute and deliver to the Representatives a Lock-up Agreement; and (e) upon exercise of the Options (as defined and described in the Pricing Prospectus and the Prospectus). The Company will direct its transfer agent to place stop transfer restrictions upon any securities of the Company that are bound by any Lock-Up Agreement. If any persons shall become directors or executive officers of the Company prior to the end of the Company Lock-Up Period, the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or executive officer of the Company, to execute and deliver to the Representatives a Lock-Up Agreement.

Directors, Officers and Intercontinental Exchange Holdings, Inc.

Each of our directors and executive officers and Intercontinental Exchange Holdings, Inc. (such persons, the “Lock-up Parties”), have agreed that, without the prior written consent of Clear Street LLC and Cohen & Co., the Lock-up Parties will not, during the period ending 90 days after the date of this prospectus supplement (such period, the “Lock-up Period”), subject to certain exceptions, (i) offer for sale, sell, assign, transfer, pledge, contract to sell, lend or otherwise dispose of (or enter into any transaction or agreement that is designed to, or would reasonably be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock (including, without limitation, shares of Common Stock that may be deemed to be beneficially owned or subsequently acquired, or with respect to which the Lock-up Parties have or subsequently acquire the power of disposition, in accordance with the rules and regulations of the SEC and shares of Common Stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for shares of Common Stock (“Related Securities”), (ii) enter into any swap, hedge or similar agreement or arrangement (including, without limitation, the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivatives transaction or instrument, however described or defined) that transfers, is designed to transfer or reasonably could be expect to transfer (whether by the undersigned or someone other than the undersigned) in whole or in part, directly or indirectly, any of the economic benefits or risks of ownership of shares of Common Stock or any Related Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or other securities of the Company, in cash or otherwise, (iii) make any demand for or exercise any right or cause to be confidentially submitted or filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Related Securities, provided that, to the extent any Lock-up Parties have demand and/or piggyback registration rights under any registration rights agreement, investor rights agreement or similar agreement, such Lock-up Parties may notify the Company privately that such Lock-up Party is or will be exercising its demand and/or piggyback registration rights under any such agreement following the expiration of the Lock-Up Period and undertake preparations related thereto, or (iv) publicly disclose the intention to do any of the foregoing.

The foregoing restrictions do not apply to (i) bona fide charitable gifts and bona fide gifts, sales or other dispositions made exclusively between and among the members of the applicable Lock-up Parties’ family or affiliates, (ii) the exercise or settlement of stock options or other equity awards granted pursuant to the Company’s stock option/incentive plans or awards, (iii) any transfers by will or intestacy, (iv) any transfers pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, (v) transfers or dispositions to any trust for the direct or indirect benefit of the Lock-up Party or the immediate family of the Lock-up Party in a transaction not involving a disposition for value, or, if the Lock-up Party is a trust, to a trustor or beneficiary of the trust, or, if the undersigned is a corporation, partnership, limited liability company or other business entity, to another corporation, partnership, limited liability company or other business entity that controls, is controlled by or is under common control with the Lock-up Party or as part of a disposition, transfer or distribution by the Lock-up Party to partners, limited partners, stockholders, members or equityholders of the Lock-up Party, (vi) the exchange of the Company’s paired interests (each of which is a combination of one share of Class V common stock of the Company and one common unit of Bakkt Opco Holdings, LLC exchangeable into Common Stock) (the “Paired Interests”) into shares of Common Stock, or the exercise of the Company’s outstanding public warrants to purchase shares of Common Stock (the “Public Warrants”), the Company’s Class 1 warrants to purchase shares of Common Stock (the “Class 1 Warrants”) and the Company’s Class 2 warrants to purchase shares of Common Stock (the “Class 2 Warrants”), (vii) any transfers or commitments to transfer Paired Interests, Public Warrants, Class 1 Warrants and Class 2 Warrants, (viii) any transfers or commitments to transfer pursuant to a merger, consolidation, tender offer or other similar transaction involving a change of control or reverse merger, (ix) the transfer by a Lock-up Party of shares of Common Stock or any securities convertible into, exercisable or exchangeable for, shares of Common Stock to the Company upon a vesting or settlement event of the Company’s securities or upon the exercise of options or warrants to purchase the Company’s securities on a “cashless” or “net exercise” basis, or in a “sell-to-cover” transaction, in each case, pursuant to any equity incentive plan or award of the Company and to the extent permitted by the instruments representing such options or warrants outstanding as of the date of this prospectus supplement, (x) the transfer of shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock to the Company in connection with the termination of a Lock-up Party’s employment with the Company, (xi) transfers that are approved by the prior written consent of Clear Street LLC and Cohen & Co. and (xii) sales of shares of Common Stock purchased by a Lock-up Party on the open market following the date of this prospectus supplement; provided that (A) in the case of clauses (i) and (v), the transferee/donee agrees to be bound by the terms of a lock-up agreement, (B) in the case of clauses (ii), (vi), (vii), (viii) and (x), the Common Stock or other securities issued upon exercise or exchange thereof remain subject to the terms of a lock-up agreement, (C) in the case of clauses (i) and (v), the transfer or distribution does not involve a disposition for value, (D) in the case of clauses (iii), (iv), (v), (ix), (x) and (xii), that no filing under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or other public filing, report or announcement will be voluntarily made, and any required filing under the Exchange Act made during the Lock-Up Period will clearly indicate in the footnotes thereto that the filing relates to the circumstances described in such clause.

In addition, the Lock-up Parties may (i) establish or enter into a trading plan pursuant to Rule 10b5-1 (“10b5-1 Trading Plan”) under the Exchange Act for the transfer of shares of Common Stock, provided, that such plan does not provide for any transfers of shares of Common Stock, and no filing under the Exchange Act or other public announcement will be required or voluntarily made by the undersigned or any other person in connection therewith, in each case during the Lock-Up Period, and (ii) transfer or sell shares of Common Stock pursuant to a 10b5-1 Trading Plan that was established on or prior to the date of this Lock-Up Letter Agreement and exists as of the date hereof, provided further, that, if the undersigned is required to file a report under Section 16(a) of the Exchange Act during the Lock-Up Period, such filing will state that such transaction has been executed under a 10b5-1 Trading Plan and will also state the date such 10b5-1 Trading Plan was established.

Listing

Our Common Stock is listed on NYSE under the symbol “BKKT”. We do not intend to list the Pre-Funded Warrants on NYSE, any other national securities exchange or any other nationally recognized trading system.

Short Sales and Stabilizing Transactions

In connection with the Offering, the underwriters may purchase and sell shares of Common Stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the Offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above.

“Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in the Offering. Stabilizing transactions consist of various bids for or purchases of Common Stock made by the underwriters in the open market prior to the closing of the Offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by them because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Common Stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Common Stock. As a result, the price of the Common Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

Other Activities and Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company. Its mailing address is 28 Liberty Street, 53rd Floor, New York, NY 10005 and its telephone number is (800) 937-5449.

VALIDITY OF THE SECURITIES

The validity of the Common Stock offered by this prospectus supplement has been passed upon for us by Sullivan & Cromwell LLP, New York, New York. Reed Smith LLP, New York, New York, is acting as counsel for the underwriters in connection with this Offering.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc. as of and for the year ended December 31, 2024 appearing in the Company’s Annual Report (Form 10-K) have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bakkt Holdings, Inc., at December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, that are incorporated by reference into our Annual Report;

•

our Current Reports on Form 8-K, filed with the SEC on March 17, 2025, March  20, 2025, March  31, 2025, April  22, 2025, June  10, 2025, June  10, 2025, June  13, 2025 and June 20, 2025 and our Current Report on Form 8-K/A filed with the Commission on March 20, 2025; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. The SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Bakkt Holdings, Inc. at www.sec.gov/EDGAR. You may also access our reports and proxy statements free of charge at our website, www.bakkt.com, which website is not incorporated into this prospectus supplement.

You may obtain a copy of any of our filings, at no cost, by contacting us at:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

PROSPECTUS

Bakkt Holdings, Inc.

$1,000,000,000

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may issue securities from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus, which will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000.

The securities may be sold directly to you, through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and our public warrants to purchase Class A Common Stock are listed on the New York Stock Exchange (“NYSE”) under the symbols “BKKT” and “BKKT WS,” respectively. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed subsequently to such Form 10-K that is incorporated by reference in this prospectus before you invest in our securities. In addition, please carefully read the information under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus to “Bakkt Holdings, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

•

Our crypto trading platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience. We enable clients in various industries to provide their customers with the ability to transact in crypto directly in their trusted environments.

Loyalty

•

We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences. In March 2025, we announced our investigation of strategic alternatives for our loyalty business as we work to realign our business with a crypto focus. As we explore our options, including a potential sale or wind-down, we expect to reduce efforts to promote and grow this business.

Cooperation Agreement

In March 2025, we entered into a Cooperation Agreement with Distributed Technologies Research Global Ltd. (“DTR”) and Akshay Naheta, the sole stockholder of DTR (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, DTR will provide us with certain exclusive payment processing technology, APIs and infrastructure to be integrated into our platform for the enablement of global payments processing services in the jurisdictions where we operate.

Updated Investment Policy

In June 2025 we updated our investment policy (“Investment Policy”) to enable us to allocate capital into Bitcoin and other digital assets as part of our broader treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin or other digital assets using excess cash, proceeds from future equity or debt financings, or other capital sources, subject to the limitation set forth in our Investment Policy. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin or other digital assets or otherwise in accordance with the our Investment Policy. To date, we have not purchased any Bitcoin or other digital assets pursuant to our updated Investment Policy. There can be no assurance that we will enter into any such transactions. The timing and magnitude of any such transactions will depend on market conditions, capital market receptivity, business performance and other strategic considerations.

There are risks associated with our Investment Policy, which may cause our business, financial condition, results of operations and future prospects to be materially adversely affected. For further details regarding the risks of implementing our strategy, refer to “Risk Factors Related to the Update of our Investment Policy,” which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2025 which is incorporated by reference herein.

Risk Factors Summary

Investing in our securities involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks and uncertainties before investing in our securities. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations and future prospects.

Risks Related to Our Business, Finances and Operations

•	Our business model is newly developed and may encounter additional risks and challenges as it grows.

•	Our platform has been designed to meet the needs of our clients and customers, and as such we must continually invest in our platform to meet their evolving needs as we look to grow our business.

•	We have limited operating history and a history of operating losses.

•

If we are unable to attract, retain or grow our relationships with our existing clients, our business, financial condition, results of operations and future prospects would be materially and adversely affected.

•

Some of our current and prospective clients require the approval of their own regulators in order to deploy our solutions, and if they are unable to obtain those approvals on a timely basis, or at all, our results of operations and future prospects would be materially and adversely affected.

•

A large percentage of our revenue is concentrated with a single client that has notified us it will not be renewing its agreement with us. The loss of this client will materially and adversely affect our business, financial condition, results of operations and future prospects. Moreover, because of our B2B2C go-to-market model, the loss of any client – regardless of the reason – increases the risk that the customers that originally emanated from that client will transition to another provider or stop doing business with us, which would harm our business.

•	We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions and integration of these acquisitions may disrupt our business and management.

•

In the past, we have identified conditions and events that raised substantial doubt about our ability to continue as a going concern and it is possible that we may identify conditions and events in the future that raise substantial doubt about our ability to continue as a going concern.

•

We may not realize the expected benefits under the Cooperation Agreement with DTR, including failing to enter into a commercial agreement with or successfully integrating our platform with DTR’s technology, and may be unable to successfully negotiate the terms to acquire DTR, either of which could adversely affect our business, financial condition and results of operations.

Risks Related to Crypto and Our Investment Policy

•	Disruptions in the crypto market subject us to additional risks, including the risk that banks may not provide banking services to us.

•	There may be a perception among regulators and others that crypto is used to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams.

•

Crypto custodial solutions and related technology, including our systems and custodial arrangements, are subject to risks related to a loss of funds due to theft, employee or vendor sabotage, security and cybersecurity risks, system failures and other operational issues, the loss, destruction or other compromise of our private keys and a lack of sufficient insurance.

•	Our failure to safeguard and manage our and our customers’ crypto could adversely impact our business, operating results, and financial condition.

•	Crypto does not have extensive historical precedent and distributed ledger technology continues to rapidly evolve.

•	We may encounter technical issues in connection with the integration of supported crypto assets and changes and upgrades to their underlying networks, which could adversely affect our business.

•

Our financial results and the market price of our securities are expected to be affected by fluctuations in the price of digital assets we may acquire in accordance with our Investment Policy, including Bitcoin, which are highly volatile assets.

•

Our quarterly financial results may fluctuate significantly, including because we account for digital assets we hold at fair value, which may subject us to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

•	Our ability to time the price of any purchases of Bitcoin and other digital assets we may acquire in accordance with our Investment Policy will be limited.

•

A significant decrease in the market value of any digital assets we may acquire in accordance with our Investment Policy could adversely affect our ability to satisfy financial obligations, including any debt financings.

•

Upon implementation of our Investment Policy, competition by other digital asset companies and the availability of spot exchange-traded products for Bitcoin and other digital assets may adversely affect our business, financial condition, results of operations and future prospects.

•	Any digital assets we may acquire in accordance with our Investment Policy may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Risks Related to Regulation, Taxation and Laws

•	We are subject to extensive government regulation, oversight, licensure and appraisals and our failure to comply could materially harm our business.

•

The regulatory regimes governing blockchain technologies and crypto are uncertain and may change rapidly. New regulations or policies may alter or significantly adversely affect our business practices with respect to crypto assets, and we may need to adapt our business to regulatory change quickly to succeed.

•

A crypto asset’s status as a “security” in any relevant jurisdiction is currently subject to a high degree of uncertainty, and if crypto assets on our platform are later determined to be securities, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

•	We are subject to significant litigation risk and risk of regulatory liability and penalties. Any current or future litigation against us could be costly and time-consuming to defend.

Risks Related to Information Technology and Data

•	Actual or perceived cyberattacks, security incidents, or breaches could result in serious harm to our reputation, business and financial condition.

Risks Related to Risk Management and Financial Reporting

•

If we are unable to maintain effective internal controls over financial reporting, we may be unable to produce timely and accurate financial statements, which could have a material effect on our business.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

The Securities That May Be Offered

We may offer or sell Class A Common Stock, preferred stock, debt securities, warrants and units in one or more offerings and in any combination. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $1,000,000,000. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Class A Common Stock

We may offer shares of our Class A Common Stock either alone or underlying other registered securities convertible into our Class A Common Stock. Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up, voting rights and rights to convert into Class A Common Stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our Class A Common Stock.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Warrants

We may offer warrants for the purchase of Class A Common Stock, preferred stock or debt securities. We may offer warrants independently or together with other securities.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition, you should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	our future financial performance;

•	changes in the market for our products and services; and

•	the expected impacts from the adoption of our updated Investment Policy.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to continue as a going concern;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be unable to obtain the applicable regulatory approvals to execute on the cooperation agreement with DTR;

•

finalizing the proposed commercial agreement with DTR, including whether such agreement will be executed on terms favorable to us or if at all, or be completed on the expected timeline, and whether we will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for crypto currencies and digital stablecoin payments;

•	changes in our business strategy, including our adoption of the updated Investment Policy;

•	the price of digital assets, including Bitcoin;

•

risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual-form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our updated Investment Policy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on our digital asset holdings subjecting us to the corporate alternative minimum tax;

•

legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our updated Investment Policy;

•

the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

•

the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual-form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to digital assets;

•	the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions;

•

if we elect to hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are compromised, including as a result of a cyber-attack;

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our updated Investment Policy;

•

our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs and continued access to the line of credit provided by Intercontinental Exchange Holdings, Inc.;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•

volatility and disruptions in the crypto, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding crypto currencies, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute our growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with our expected commercial counterparties;

•	our ability to successfully complete a strategic transaction of the Loyalty business;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	the uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	our ability to maintain the listing of our securities on the New York Stock Exchange; and

•

other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds to us from the sale of our securities under this prospectus. Unless otherwise provided in the applicable prospectus supplement, we currently expect to use the net proceeds that we receive from this offering for working capital and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be identified in an accompanying prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or Class A Common Stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or Class A Common Stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or Class A Common Stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or Class A Common Stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of Class A Common Stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase Class A Common Stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus titled “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended (the “Securities Act”), and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	if applicable, the names of any selling securityholders;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities before the original issue date for your securities, you may be required to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc. as of and for the year ended December 31, 2024 appearing in the Company’s Annual Report (Form 10-K) have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bakkt Holdings, Inc., at December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.

The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, that are incorporated by reference into our Annual Report;

•

our Current Reports on Form  8-K, filed with the SEC on March  17, 2025, March  20, 2025, March  31, 2025, April  22, 2025, June  10, 2025, June  10, 2025, June  13, 2025 and June 20, 2025 and our Current Report on Form  8-K/A filed with the Commission on March 20, 2025; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

Bakkt Holdings, Inc.

Common Stock

Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Clear Street	Cohen & Co.

July    , 2025